Exhibit 10.6

Letter Agreement

This Letter Agreement (“Agreement”) is made as of April 2, 2025 by and between:

-	Borrower: Bengochea SPAC Sponsors I LLC

-	Lender: Mr. Zhenjun Jiang

1. Purpose

The Borrower requires funding from the Lender to support the financial obligations of Iron Horse Acquisitions Corp.

2. Total Cost Sharing Solution

-	The total funding required under this Agreement is US$650,000, which includes costs associated with the extension filed in March 2025.

3. Sponsor Investor Financing of Iron Horse Acquisitions Corp.

-	Amount: US$200,000

-	Timeline: Payment is due within ten (10) business days due to liquidity constraints.

-	CFI Commitment: 200,000 common shares held by the Sponsor shall be excluded from any lock-up agreement after the closing of the BCA.

4. Lender Financing

-	Amount: A loan of US$450,000 to “Bengochea SPAC Sponsors I LLC” to be directly wired to IROH bank account in Bank of America, U.S. from the Lender.

-	Initial Payment: The Lender has wired US$229,770 to the Borrower on March 25, 2025, for costs associated with the extension.

-	Remaining Loan: The remaining amount of US$220,230 shall be transferred within five business days to Iron Horse Acquisitions Corp. on behalf of the Borrower after the SEC has indicated that it has no further comments on the Form S-4.

-	Purpose: The funds will be used to cover the expenses related to the closing of the transaction by Iron Horse Acquisitions Corp.

5. Loan Repayment Structure

-	Repayment Source: 50% of non-redeemed Trust money above US$2 million will be used to offset the loan repayment. Any loan balance after offset shall be made to the Lender.

-	Remaining Balance: The remaining balance of the loan repayment shall be paid by the Borrower to Lender or according to Lender’s payment instructions, due six (6) months after the merger closes.

-	If the transaction is canceled or cannot occur, the Borrower shall repay the loan of US$450,000 to Rosey Sea Holdings Limited or Mr. Zhenjun Jiang’s payment instructions within six months.

6. Miscellaneous

-	This Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations, discussions, or agreements. Any amendments to this Agreement must be in writing and signed by both parties.

7. Jurisdiction and Arbitration

-	Jurisdiction: Any disputes arising under or in connection with this Agreement shall be resolved exclusively through arbitration in New York City.

-	Arbitration: The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (AAA). The arbitration shall be binding, and the decision of the arbitrator(s) shall be final and enforceable in any court of competent jurisdiction.

-	Venue: The venue for arbitration shall be New York City, and the parties hereby consent to the jurisdiction of the state and federal courts located in New York County, New York, for the enforcement of any arbitration award.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature Pages Follow

Borrower: Bengochea SPAC Sponsors I LLC

/s/ Jose A. Bengochea
Managing Director
Mr. Jose A. Bengochea

Lender: Mr. Zhenjun Jiang

/s/ Zhenjun Jiang
Director
Mr. Zhenjun Jiang